EXHIBIT 99

For Immediate Release - 7/8/03
Contact: Shannan B. Guthrie
Public Relations Manager
717/ 354-3612
sbguthrie@bbnb.com



                   PENNROCK DECLARES 10% STOCK DIVIDEND

BLUE BALL, PA, July 8, 2003 - PennRock Financial Services Corp. (Nasdaq: PRFS) the parent company of Blue Ball National Bank, The National Advisory Group, Inc., and Pension Consulting Services, Inc. on July 8, 2003, declared a 10% stock dividend to all shareholders of record as of July 22, 2003, payable on August 12, 2003. Shareholders will receive one additional share for each 10 shares of PennRock stock owned as of the record date.

PennRock Financial Services Corp. is a Lancaster County based bank holding company with assets of approximately $1 billion. Blue Ball National Bank operates 17 banking offices in Lancaster, Berks and Chester Counties, Pennsylvania. The National Advisory Group, Inc. and Pension Consulting Services Inc. are financial services companies, which provide asset management, and retirement plan administration services to clients in Pennsylvania, Delaware and New Jersey. To learn more about PennRock visit www.pennrock.com.

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